EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 15 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated July 5, 2006, appearing in Post-Effective Amendment No. 1 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on July 5, 2006.

SUSAN A. PEREIRA
Susan A. Pereira
Assistant Secretary and Assistant Clerk

Boston, Massachusetts

June 28, 2010